Exhibit 5.1

21 January 2022

PRIVATE AND CONFIDENTIAL

Board of Directors

ads-tec Energy Public Limited Company

10 Earlsfort Terrace

Dublin 2

D02 T380, Ireland

Re:	ads-tec Energy Public Limited Company (the “Company”)

To whom it may concern

1.	Basis of Opinion

1.1	We are acting as Irish counsel to the Company, registered number 700539, a public company limited by shares, incorporated under the laws of Ireland, in connection with the registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 21 January 2022 (the “Registration Statement”). We refer in particular to the registration by the Company of:

(a)	11,662,486 Ordinary Shares of $0.0001 each, issuable upon the exercise of warrants, pursuant to the Registration Statement (the “Shares for Issuance”);

(b)	55,599,569 Ordinary Shares of $0.0001 each for resale pursuant to the Registration Statement (the “Shares for Resale” and, together with the Shares for Issuance, the “Shares”); and

(c)	11,662,486 warrants to subscribe for Ordinary Shares of $0.0001 each for resale pursuant to the Registration Statement (the “Warrants”).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.5 below.

1.4	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 18 January 2022 (collectively the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.7	No opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2	the Shares have been duly authorised and upon payment in full being made therefor and, in respect of the Shares for Issuance, any such Shares for Issuance being entered as fully paid on the register of members of the Company, will be validly issued, fully paid or credited as fully paid, and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares); and

2.3	as the Company had the requisite corporate authority to assume warrants to purchase shares in European Sustainable Growth Acquisition Corp., which were automatically adjusted to become the Warrants to subscribe for Ordinary Shares, the Company has the requisite corporate authority to be the issuer of the Warrants.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement, the Shares and the Warrants

3.1	that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.2	that the relevant parties will pay in full all amounts that they have agreed to subscribe for the Shares for Issuance;

3.3	that the Amended and Restated Warrant Agreement (being one of the Documents) remains effective and binding on the parties thereto;

3.4	that the Shares for Resale were issued, the Shares for Issuance will be issued and the Warrants were adjusted (the “Securities Issuance Events”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company and in accordance with the terms of the Registration Statement;

3.5	there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Securities Issuance Events in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the Securities Issuance Events; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the Securities Issuance Events; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the Securities Issuance Events, and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the Securities Issuance Events;

Authenticity and bona fides

3.6	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.7	that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.8	that there is, at the relevant time of the Securities Issuance Events, no matter affecting the authority of the directors to effect the Securities Issuance Events, not disclosed by the Constitution of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.9	that the representations contained in the Officer’s Certificate dated on or around 18 January 2022 are correct as to questions of fact;

3.10	that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Shares will be properly executed by one or more such persons;

Constitution and Resolutions

3.11	that the Constitution of the Company, included at Schedule 2 to this Opinion, will be the form of constitution in place when the Shares for Issuance are being issued, that there shall be no other terms governing the Shares for Issuance other than those set out in the Constitution, and there shall be no other terms governing the Warrants other than those set out in the Amended and Restated Warrant Agreement;

3.12	all director and shareholder resolutions required to authorise the Securities Issuance Events will have been validly passed prior to the Securities Issuance Events and shall not have been revoked, rescinded or amended;

Accuracy of Searches and Warranties

3.13	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.14	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

4.1	This Opinion is addressed to you in connection with the registration of the Shares and Warrants with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

/s/ ARTHUR COX LLP

ARTHUR COX LLP

Schedule 1

Documents Examined

1.	The Registration Statement and the documents incorporated by reference therein.

2.	The Business Combination Agreement dated 10 August 2021 entered into between European Sustainable Growth Acquisition Corp. (“EUSG”), ads-tec Energy GmbH, the Company, EUSG II Corporation, Bosch Thermotechnik GmbH and ads-tec Holding GmbH.

3.	A copy of the resolution of the board of directors of the Company dated 17 January 2022 approving the Registration Statement.

4.	A copy of the resolution of the board of directors of the Company dated 22 December 2021 approving the issuance of the Shares and the Amended and Restated Warrant Agreement.

5.	A copy of the Constitution of the Company in the form adopted on closing of the Business Combination Agreement, being the form of Constitution in place as at the date of this Opinion.

6.	An Officer’s Certificate of the secretary of the Company dated 18 January 2022.

7.	A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland dated 26 July 2021.

8.	Letter of Status from the Irish Companies Registration Office in respect of the Company dated 18 January 2022.

9.	The Amended and Restated Warrant Agreement dated 22 December 2021 between the Company, EUSG and Continental Stock Transfer & Trust Company pursuant to which the Company assumed all of the liabilities, duties and obligations of EUSG under and in respect of the existing warrant agreement.

10.

Schedule 2

CONSTITUTION